UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2011

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2011, The Interpublic Group of Companies, Inc. (“Interpublic”) entered into a Retirement Agreement (the “Agreement”), effective as of March 24, 2011, with Timothy Sompolski, who is currently Executive Vice President, Chief Human Resources Officer of Interpublic.  The summary of the terms of the Agreement set forth below is qualified in its entirety by the provisions of the Agreement, which is attached as Exhibit 10.1 hereto.

Under the Agreement, Mr. Sompolski will continue to be employed by Interpublic until April 30, 2011, when he will retire from all positions that he holds at Interpublic and any of its subsidiaries (the “Retirement Date”).  The Agreement provides that subject to his compliance with its terms, Mr. Sompolski will receive from Interpublic the following compensation and benefits:  (i) payment in March 2011 of an annual bonus of $600,000 for fiscal year 2010; (ii) payment of his current base salary and cash in lieu of continued welfare benefits through October 31, 2012; (iii) payment by the Retirement Date of his pro-rata target bonus of $142,500 for services rendered from January 1, 2011 to the Retirement Date; (iv) a credit as of December 31, 2011 to his account for 2011 under the Interpublic Amended and Restated Capital Accumulation Plan (previously filed with the Securities and Exchange Commission (the “SEC”)) in an amount prescribed by the plan documents; (v) the right to continued vesting of his outstanding long-term incentive awards through October 31, 2012, with payment of his 2009 performance cash award to be made no later than March 15, 2012; and (vi) an extension of the exercise period for his outstanding options to purchase Common Stock of Interpublic until the earlier of October 31, 2015 or the tenth anniversary of the grant date in accordance with the terms of the applicable Interpublic Performance Incentive Plan and subject to satisfaction of the vesting conditions for such options.

The Agreement also: (i) provides that the payments to be made thereunder will be in lieu of any amounts or benefits otherwise payable or due under Mr. Sompolski’s Employment Agreement (previously filed with the SEC) and Interpublic’s Executive Severance Plan (previously filed with the SEC); and (ii) amends Mr. Sompolski’s stock option award agreements to extend the exercise period of his outstanding options to purchase Common Stock as described above.  Mr. Sompolski will remain subject to a non-solicitation covenant with respect to clients and employees set forth in his Employment Agreement and in the Executive Severance Plan, as well as covenants of confidentiality, non-compete and/or non-solicitation pursuant to the Agreement and other agreements that he previously had executed.

Item 9.01.  Financial Statements and Exhibits

10.1 Retirement Agreement, effective as of March 24, 2011 between Interpublic and Timothy Sompolski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 25, 2011	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary

Cautionary Statement

This report contains forward-looking statements.  Statements in this report that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors.